Exhibit 3.3

ARTICLES OF MERGER

of

ROCK OF AGES CORPORATION (a Delaware corporation)

with and into

ROCK OF AGES CORPORATION (VERMONT) (a Vermont corporation)

(to be filed with the Vermont Secretary of State

pursuant to 11A V.S.A. § 11.05)

            ROCK OF AGES CORPORATION (VERMONT), a Vermont corporation, hereby adopts the following Articles of Merger:

            FIRST:  The name and place of incorporation of the corporation that shall survive the merger is ROCK OF AGES CORPORATION (VERMONT), a Vermont corporation (the "Surviving Corporation").  The name and place of incorporation of the corporation that shall be merged with and into the Surviving Corporation is ROCK OF AGES CORPORATION, a Delaware corporation (the "Merged Corporation").

            SECOND:  The Agreement and Plan of Merger by and between the Surviving Corporation and the Nonsurviving Corporation (the "Plan of Merger") is attached hereto as Exhibit A and incorporated herein by reference.  The Plan of Merger has been approved, adopted, executed, certified and acknowledged by each of the constituent corporations in accordance with the requirements of Sections 251 and 252 of the Delaware General Corporation Law, Title 8 of the Delaware Code, and Sections 11.05 and 11.07 of the Vermont Business Corporation Act, Title 11A of the Vermont Statutes Annotated.

            THIRD:

            A.        SURVIVING CORPORATION AUTHORIZED SHARES:  The authorized capital stock of the Surviving Corporation totals 47,500,000 shares, consisting of 2,500,000 shares of preferred stock, of which no shares are issued and outstanding, 30,000,000 shares of Class A common stock, of which 1 share is issued and outstanding, and 15,000,000 shares of Class B common stock, of which no shares are issued and outstanding.  The  holders of the Class A common stock of the Surviving Corporation are entitled to one vote per share, and the holders of the Class B common stock of the Surviving Corporation are entitled to ten votes per share, and to vote together as a single class on the Plan of Merger.  The holders of the issued and outstanding Class A common stock and Class B common stock together hold a total of 1 vote.

            (B)       MERGED CORPORATION AUTHORIZED SHARES:  The authorized capital stock of the Merged Corporation totals 47,500,000 shares, consisting of 2,500,000 shares of preferred stock, $.01 par value per share, of which no shares are issued and outstanding, 30,000,000 shares of Class A common stock, $.01 par value per share, of which 4,812,342 shares are issued and outstanding, and 15,000,000 shares of Class B common stock, $.01 par value per share, of which 2,603,721 shares are issued and outstanding.

            The holders of the Class A common stock of the Merged Corporation are entitled to one vote per share and the holders of the Class B common stock of the Merged Corporation are entitled to ten votes per share, and to vote together as a single class on the Plan of Merger.  The holders of the issued and outstanding Class A common stock and Class B common stock together hold a total of 30,849,552 votes.

            FOURTH:

            A.        SURVIVING CORPORATION VOTE:  The shareholders of the Surviving Corporation have voted 1 share of Class A common stock FOR the Plan of Merger.  The votes FOR the Plan of Merger constitute a majority of all the votes entitled to be cast by the shareholders of the Surviving Corporation, and are sufficient for approval of the Plan of Merger.

            B.        MERGED CORPORATION VOTE:  The shareholders of the Merged  Corporation have voted 2,488,073 shares of Class A common stock and 2,338,712 shares of Class B common stock, a total of 25,875,193 votes, FOR the Plan of Merger.  The votes FOR the Plan of Merger constitute a majority of the all the votes entitled to be cast by the shareholders of the Merged Corporation, and are sufficient for approval of the Plan of Merger.

(Signature Page Follows)

            IN WITNESS WHEREOF, a duly officer of the Surviving Corporation has executed these Articles of Merger this 7th day of December, 2009.

                                                                        ROCK OF AGES CORPORATION (VERMONT)

                                                                        (a Vermont corporation)

                                                                        By  /s/ Laura A. Plude____________________

                                                                                    Name:  Laura A. Plude

                                                                                    Title:  Assistant Secretary

(Signature Page - Vermont Articles of Merger)